YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

EUROPEAN SUSTAINABLE GROWTH ACQUISITION CORP.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on Tuesday, December 14, 2021.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online extraordinary general meeting, you will need your 12 digit control number to vote electronically at the extraordinary general meeting. To attend the extraordinary general meeting, visit: **https://www.cstproxy.com/europeansustainablegrowth/2021**

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE · DO NOT SEPARATE · INSERT IN ENVELOPE PROVIDED ▲

FOR THE EXTRAORDINARY GENERAL MEETING OF STOCKHOLDERS OF

EUROPEAN SUSTAINABLE GROWTH ACQUISITION CORP.

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement/Prospectus in connection with the extraordinary general meeting to be held at 11:00 a.m. local time on December 15, 2021 both (i) in person at the offices of Reed Smith LLP, located at 599 Lexington Avenue, 22nd Floor, New York, New York 10022, and (ii) virtually, via **https://www.cstproxy.com/europeansustainablegrowth/2021**. The undersigned hereby appoints Pieter Taselaar and Karan Trehan, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all ordinary shares, of European Sustainable Growth Acquisition Corp., a Cayman Islands exempted company (***"EUSG"***) registered in the name provided, which the undersigned is entitled to vote at the extraordinary general meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this Proxy Statement/Prospectus.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED "FOR" ALL PROPOSALS. THE EUSG BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE BUSINESS COMBINATION PROPOSAL (PROPOSAL 1), "FOR" THE MERGER PROPOSAL (PROPOSAL 2), "FOR" THE ELECTION OF ALL THE PERSONS NOMINATED BY MANAGEMENT FOR ELECTION AS DIRECTORS (PROPOSAL 3), "FOR" EACH OF THE CHARTER PROPOSALS (PROPOSALS 4A, 4B, 4C, AND 4D), "FOR" THE PIPE PROPOSAL (PROPOSAL 5), "FOR" THE INCENTIVE PLAN PROPOSAL (PROPOSAL 6), AND "FOR" THE ADJOURNMENT PROPOSAL (PROPOSAL 7). THE APPROVAL OF EACH OF THE BUSINESS COMBINATION PROPOSAL, THE MERGER PROPOSAL, AND THE CHARTER PROPOSALS IS A CONDITION TO THE CONSUMMATION OF THE BUSINESS COMBINATION. PLEASE RETURN THIS PROXY AS SOON AS POSSIBLE.

(Continued, and to be marked, dated and signed, on the other side)

Important Notice Regarding the Availability of Proxy Materials for the Extraordinary General Meeting of Shareholders to be held on Wednesday, December 15, 2021. This notice of extraordinary general meeting of shareholders and the accompanying proxy statement/prospectus are available at: https://www.cstproxy.com/europeansustainablegrowth/2021.

Please mark your votes like this **X**

PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

1. **The Business Combination Proposal** – to approve and adopt, by ordinary resolution, the business combination agreement, dated August 10, 2021 (the ***"Business Combination Agreement"***), by and among EUSG, ads-tec Energy GmbH, based in Nürtingen and entered in the commercial register of the Stuttgart Local Court under HRB 762810 (***"ADSE"***), Parent, EUSG II Corporation, a Cayman Islands exempted company and wholly-owned subsidiary of Parent ("Merger Sub"), and the shareholders of ADSE, and the transactions contemplated thereby (the ***"Transactions"***). FOR ☐ AGAINST ☐ ABSTAIN ☐

2. **The Merger Proposal** – to approve and adopt, by special resolution, the Plan of Merger and to authorize the merger of EUSG with and into Merger Sub, with Merger Sub surviving the merger, as the first step in the business combination. FOR ☐ AGAINST ☐ ABSTAIN ☐

3. **The Director Proposal** – to elect, by ordinary resolution, the following persons who, upon the consummation of the business combination, will be the directors of Parent:

	FOR	WITHHOLD
(1) Joseph Brancato	☐	☐
(2) Bazmi Husain	☐	☐
(3) Kurt Lauk	☐	☐
(4) Salina Love	☐	☐
(5) Thomas Speidel	☐	☐

4. **The Charter Proposals** – to approve and adopt, by ordinary resolution, the following material differences between EUSG's current memorandum and articles of association (***"M&A"***) and Parent's M&A to be effective upon the consummation of the business combination:

4A. The name of the new public entity will be "ads-tec Energy plc" as opposed to "European Sustainable Growth Acquisition Corp." FOR ☐ AGAINST ☐ ABSTAIN ☐

4B. Parent's corporate existence is perpetual as opposed to EUSG's corporate existence terminating if a business combination is not consummated by EUSG within a specified period of time. FOR ☐ AGAINST ☐ ABSTAIN ☐

4C. Parent's M&A provides for only one class of voting ordinary shares and one class of preference shares, as opposed to EUSG's two classes of ordinary shares and one class of preference shares. FOR ☐ AGAINST ☐ ABSTAIN ☐

4D. Parent's M&A provides that the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Exchange Act or the Securities Act of 1933 of the United States. FOR ☐ AGAINST ☐ ABSTAIN ☐

4E. Parent's M&A does not include the various provisions applicable only to special purpose acquisition corporations that EUSG's M&A contains. FOR ☐ AGAINST ☐ ABSTAIN ☐

5. **The PIPE Proposal** – to approve, by ordinary resolution and for purposes of complying with the applicable listing rules of Nasdaq, a series of subscription agreements with investors (***"PIPE Investors"***) for the sale of an aggregate of 15.6 million Class A ordinary shares of EUSG at a price of $10.00 per share, for an aggregate purchase price of approximately $156 million in private placements, which will close at least one business day prior to the consummation of the Transactions. FOR ☐ AGAINST ☐ ABSTAIN ☐

6. **The Incentive Plan Proposal** – to adopt and approve, by ordinary resolution, Parent's 2021 Omnibus Incentive Plan. FOR ☐ AGAINST ☐ ABSTAIN ☐

7. **The Adjournment Proposal** – to approve, by ordinary resolution, the adjournment of the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more proposals at the extraordinary general meeting. FOR ☐ AGAINST ☐ ABSTAIN ☐

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED.

☐ MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW.

____

____

CONTROL NUMBER

Signature__________________ **Signature, if held jointly**__________________ **Date**________**2021.**

When Shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.